EXHIBIT 3.1

BYLAWS

AS AMENDED

ROWAN COMPANIES, INC.

A DELAWARE CORPORATION

Effective as of

April 23, 2004

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B Y L A W S

I N D E X

ARTICLE	I.	OFFICES		Page

	Section	1	Principal Offices	4
	Section	2	Registered Office	4
	Section	3	Other Offices	4

ARTICLE	II	MEETINGS OF STOCKHOLDERS

	Section	1	Place of Meetings	4
	Section	2	Notice of Meetings	4
	Section	3	Quorum	4
	Section	4	Annual Meetings; Election of Directors	5
	Section	5	Special Meetings	5
	Section	6	Voting; Elections; Inspectors; Votes by Ballot	5
	Section	7	Conduct of Stockholders’ Meetings	5
	Section	8	Validity of Proxies; Ballots, etc.	5
	Section	9	Stock List	5

ARTICLE	III	BOARD OF DIRECTORS

	Section	1	Number, Qualification and Nominations	6
	Section	2	Classes of Directors and Term of Office	7
	Section	3	Newly Created Directorships	7
	Section	4	Vacancies	7
	Section	5	Compensation	7

ARTICLE	IV	MEETINGS OF THE BOARD OF DIRECTORS

	Section	1	Meetings of Directors	7
	Section	2	First Meeting	7
	Section	3	Election of Officers	7
	Section	4	Regular Meetings	7
	Section	5	Special Meetings	7
	Section	6	Notice	8
	Section	7	Quorum	8
	Section	8	Order of Business	8
	Section	9	Presumption of Assent	8
	Section	10	Action Without a Meeting or Telephone Conference Meeting	8

ARTICLE	V	COMMITTEES

	Section	1	Executive Committee and Other Committees	8
	Section	2	Procedure; Meetings; Quorum	9

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ARTICLE	VI.	OFFICERS		Page

	Section	1	Number, Titles, and Term of Office	9
	Section	2	Salaries	9
	Section	3	Removal of Officers	10
	Section	4	The Chairman of the Board	10
	Section	5	The Vice Chairman of the Board	10
	Section	6	Chief Executive Officer	10
	Section	7	President	10
	Section	8	Chief Operating Officer	10
	Section	9	Chief Administrative Officer	11
	Section	10	Chief Financial Officer	11
	Section	11	Vice Presidents	11
	Section	12	Controller	11
	Section	13	Treasurer	11
	Section	14	Assistant Treasurer	11
	Section	15	Secretary	12
	Section	16	Assistant Secretaries	12

ARTICLE	VII	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

	Section	1	Right to Indemnification	12
	Section	2	Indemnification of Employees and Agents	12
	Section	3	Right of Claimant to Bring Suit	13
	Section	4	Nonexclusivity of Rights	13
	Section	5	Insurance	13
	Section	6	Savings Clause	13
	Section	7	Definitions	13

ARTICLE	VIII	CAPITAL STOCK

	Section	1	Certificates of Stock	14
	Section	2	Transfer of Shares	14
	Section	3	Ownership of Shares	14
	Section	4	Record Date	14
	Section	5	Regulations Regarding Certificates	14
	Section	6	Dividends	14
	Section	7	Lost or Destroyed Certificates	14

ARTICLE	IX	MISCELLANEOUS PROVISIONS

	Section	1	Fiscal Year	15
	Section	2	Seal	15
	Section	3	Notice and Waiver of Notice	15
	Section	4	Resignations	15

ARTICLE	X	AMENDMENTS		15

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BYLAWS

OF

ROWAN COMPANIES, INC.

AS AMENDED

Article I

Offices

Section 1.   Principal Office. The principal office of the Corporation shall be in the City of Houston, County of Harris, State of Texas.

Section 2.   Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware) to be maintained in the State of Delaware, shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company, or such other office and agent as may be designated from time to time by the Board of Directors in the manner provided by law. Such registered office need not be identical to the principal place of business of the Corporation.

Section 3.   Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1.   Place of Meetings. All meetings of the stockholders shall be held in the City of Houston at the principal offices of the Corporation or at such other places as may be designated by the Board of Directors or Executive Committee and shall be specified or fixed in the notices or waivers of notices thereof.

Section 2.   Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board (if one has been elected), the President, the Chief Operating Officer (if one has been elected), the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 3.   Quorum. The holders of at least a majority of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any

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meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is being adjourned, to a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the proxy card granting such proxy is marked as casting a vote or abstaining or is left blank.

Section 4.   Annual Meetings; Election of Directors. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the fourth Friday in April of each year, at 9:00 a.m., local time, if not a legal holiday, at the principal offices of the Corporation in Houston, Texas or at such other place, date, and time as the Board of Directors or Executive Committee shall designate each year. Any business may be transacted at the annual meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 5.   Special Meetings. In addition to any condition that may be provided for in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time in the interval between annual meetings by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee. Special meetings of the Stockholders may not be called by any other person or persons.

Section 6.   Voting; Elections; Inspectors; Votes by Ballot. Unless otherwise provided in the Certificate of Incorporation, at all meetings of stockholders, every stockholder of record of any class entitled to vote thereat shall have one vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney, and bearing a date not more than three years prior to said meeting unless said instrument provides for a longer period.

If a quorum exists, action on a matter except the election of directors shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors shall be elected by a plurality of the votes cast in the election for such directors. In determining the number of votes cast, shares abstaining from voting on a matter will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in these Bylaws or in the Certificate of Incorporation or by some specific statutory provision superseding the provisions contained in these Bylaws or the Certificate of Incorporation.

Section 7.   Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer or the Vice Chairman of the Board (if one has been elected), as designated by the Board of Directors, or if none of such officers is present, by the President, the Chief Operating Officer (if one has been elected) or a Vice President designated by the Board of Directors, or if none of such officers is present, by another chairman designated by the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

Section 8.   Validity of Proxies; Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken charge of, and all ballots shall be received and canvassed by, the inspector(s) of election who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.

Section 9.   Stock List. At least ten (10) days before every meeting of stockholders, the Secretary shall prepare (or cause to be prepared) a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address

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of each such stockholder and the number of shares registered in his name. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Article III

Board of Directors

Section 1.   Number, Qualification and Nominations. The business and property of the Corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, they may exercise all the powers of the Corporation. Directors need not be stockholders or residents of Delaware.

The Board of Directors shall consist of not less than one nor more than thirty directors, as so determined from time to time by resolution of the Board of Directors. If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Incorporation. Within the above limits, the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors.

Nominations of candidates for election as directors of the Corporation at any meeting of stockholders of the Corporation may be made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or by any stockholder entitled to vote at such meeting who complies with the provisions of this paragraph. Not less than 60 days prior to the date of the anniversary of the annual meeting held in the prior year, in the case of an annual meeting, or, in the case of a special meeting called by the Chairman of the Board, the President, the Vice Chairman of the Board, the Board of Directors or the Executive Committee for the purpose of electing directors, not more than 10 days following the earlier of the date of notice of such special meeting or the date on which a public announcement of such meeting is made, any stockholder who intends to make a nomination at the meeting shall deliver written notice to the Secretary of the Corporation setting forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder (A) is a holder of record of stock of the Corporation specified in such notice, (B) is or will be entitled to vote at such meeting, and (C) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee and in a Schedule 14A (or other comparable required filing then in effect) under the Securities Exchange Act of 1934. In the event that a person is validly designated as a proposed nominee in accordance with this paragraph (including a bona fide statement that the nominee is willing to be nominated) and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the stockholder who made such designation may designate promptly in the manner set forth above a substitute proposed nominee, notwithstanding the minimum time period set forth in this paragraph. No person may be elected as a director at a meeting of stockholders unless nominated in accordance with this paragraph, and any purported nomination or purported election not made in accordance with the procedures as set forth in this paragraph shall be void. In addition to any other requirements relating to amendments to these Bylaws, no proposal by any stockholder to repeal or amend this paragraph shall be brought before any meeting of the stockholders of the Corporation unless written notice is given of (i) such proposed repeal or the substance of such proposed amendment; (ii) the name and address of the stockholder who intends to propose such repeal or amendment, and (iii) a representation that the stockholder is a holder of record of stock of the Corporation specified in such notice, is or will be entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to make the proposal. Such notice shall be given

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in the manner and at the time specified above in this paragraph. Any proposal to repeal or amend or any such purported repeal or purported amendment of this paragraph not made or adopted in accordance with the procedures set forth in this paragraph shall be void.

Section 2.         Classes of Directors and Term of Office. As provided in the Certificate of Incorporation, the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such class of directors of which he is a member was elected. Effective as of April 23, 2004, Class I shall have four directors and Classes II and III shall have three directors each. Each director shall serve until his successor is elected and qualified or until death, retirement, resignation or removal for cause.

Section 3.   Newly Created Directorships. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal for cause, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

Section 4.   Vacancies. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

Section 5.   Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Article IV

Meetings of the Board of Directors

Section 1.   Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by the Certificate of Incorporation or Bylaws, in such place or places in the State of Delaware, or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 2.   First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 3.   Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation. If the Chairman of the Board is not then an officer, the Board of Directors shall also then elect a Chairman of the Board from among the directors.

Section 4.   Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 5.   Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, the Vice Chairman of the Board, or by a majority of the directors in office at the time. Each such special meeting shall be held at such time and place as shall be designated by the officer or directors calling such meeting.

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Section 6.   Notice. The Secretary shall give notice of each special meeting in person, or by mail or telegraph to each director at least twenty-four (24) hours before the time of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice may also be waived in writing as provided in Article IX, Section 3 of these Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice of such meeting.

Section 7.   Quorum. Unless the Certificate of Incorporation or these Bylaws otherwise require, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or by these Bylaws.

Section 8.   Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine and the Chairman of the Board shall preside. In the absence of the Chairman of the Board, the Chief Executive Officer or the Vice Chairman of the Board (if one has been elected) shall preside, as designated by the Board of Directors; and in the absence of the Chairman of the Board, the Chief Executive Officer and the Vice Chairman of the Board, a chairman shall be designated by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding chairman may appoint an Assistant Secretary or any other person to act as secretary of the meeting.

Section 9.   Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10.   Action Without a Meeting or Telephone Conference Meeting. Any action permitted or required by law, the Certificate of Incorporation or these Bylaws, to be taken at a meeting of the Board of Directors (or any committee designated by the Board of Directors) may be taken without a meeting if a consent in writing, setting forth the action to be taken is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Subject to the requirement for notice of meetings, members of the Board of Directors (or members of any committee designated by the Board of Directors), may participate in and hold a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article V

Committees

Section 1.   Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of

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the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to Article Fourth of the Restated Certificate of Incorporation of the Corporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending, altering or repealing the bylaws of the Corporation or adopting new bylaws for the Corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors which by its terms provided that it shall not be so amendable or repealable and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares of the Corporation or to adopt a certificate of ownership and merger pursuant to §253 of the Delaware General Corporation Law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

All action by any committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided that no rights of third parties shall be affected by any such revision or alteration.

Section 2.   Procedure; Meetings; Quorum. The Board of Directors shall designate the Chairman and Secretary of each committee appointed by the Board of Directors. Each such committee shall fix its own rules or procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the Executive Committee or of the Board of Directors. A majority of all the then members of a committee shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies, and to discharge any such committee.

Article VI

Officers

Section 1.   Number, Titles and Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Controller, a Secretary, a Treasurer and, at the discretion of the Board of Directors, may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Operating Officer, a Chief Administrative Officer and such other officers as the Board of Directors may from time to time deem necessary or appropriate. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person unless otherwise prohibited by law, the Restated Certificate of Incorporation or these Bylaws. None of the officers need be a director, except that the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President shall be directors. Except as designated by the Board of Directors, the Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer shall each have the additional authority of a Vice President.

Section 2.   Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

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Section 3.   Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.   The Chairman of the Board. The Chairman of the Board shall be elected by the Board of Directors. The Board of Directors may designate that the Chairman of the Board shall be a non-executive position, in which case the Chairman of the Board shall not be an officer of the Corporation. He shall preside at all meetings of stockholders and directors and he shall have such other powers and duties as designated in these Bylaws.

Section 5.         The Vice Chairman of the Board. The Vice Chairman of the Board, if one has been elected and if designated by the Board of Directors, shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Board of Directors may designate that the Vice Chairman of the Board shall be a non-executive position, in which case the Vice Chairman of the Board shall not be an officer of the Corporation.

Section 6.   The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general supervision over the business of the Corporation and shall be in charge of the properties and operations of the Corporation with all such powers with respect to such business, properties and operations as may be reasonably incident to such responsibilities; he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. In addition, if designated by the Board of Directors, he shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board.

Section 7.   The President. The President shall, subject to the Board of Directors, assist the Chief Executive Officer of the Corporation in the general supervision and management of the business, properties and operations of the Corporation with all such powers with respect to the management of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer, he may agree upon and execute all division and transfer orders, bonds, agreements contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors or these Bylaws, the President shall exercise the powers of the Chief Executive Officer during his absence, refusal or inability to act. Any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer to act at the time such action was taken. In addition, if designated by the Board of Directors, the President shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and the Chief Executive Officer.

Section 8.   The Chief Operating Officer. The Chief Operating Officer, if one has been elected, shall be the chief operating officer of the Corporation and, subject to the Board of Directors, he shall assist the Chief Executive Officer in the Management and supervision of the business, properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to the management and supervision of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer, he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the Chief Executive Officer during his absence, refusal or inability to act. Any action taken by the Chief Operating Officer in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer to act at the time such action was taken.

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Section 9.          The Chief Administrative Officer. The Chief Administrative Officer, if one has been elected, shall be the chief administrative officer of the Corporation with all such powers with respect to the administration of the Corporation as may be reasonably incident to such responsibilities and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the Chief Executive Officer, the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by the Chief Administrative Officer in the performance of the duties of the Chief Executive Officer, the President and the Chief Operating Officer shall be conclusive evidence of the absence, refusal or inability of Chief Executive Officer, the President and the Chief Operating Officer to act at the time such action was taken.

Section 10.   The Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage all the funds and securities of the Corporation, to include overseeing and directing the depositing and disbursing of the funds of the Corporation and the rendering of the statement of the cash account and other accounts of monies received and paid out on account of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 11.   Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and exercise the powers of the Chief Executive Officer, the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by a Vice President in the performance of the duties of the Chief Executive Officer, the President and the Chief Operating Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer, the President and the Chief Operating Officer to act at the time such action was taken.

Section 12.         Controller. The Controller shall be the chief accounting officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage the accounting for all the funds and securities of the Corporation, to include maintaining records of all assets, liabilities and transactions of the Corporation and the rendering of the statements of the accounts of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 13.   Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as shall be designated by, and in the manner prescribed by, the Board of Directors; he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation; and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require. The Treasurer shall exercise the powers of the Chief Financial Officer during his absence, refusal or inability to act. Any action taken by the Treasurer in the performance of the duties of the Chief Financial Officer shall be conclusive evidence of the absence, refusal or inability of Chief Financial Officer to act at the time such action was taken.

Section 14.   Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during the officer’s absence, refusal or inability to act.

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Section 15.   Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the
Chief Executive Officer, the Chief Operating Officer (if one has been elected), the Chief Administrative Officer (if one has been elected), the Chief Financial Officer, the President, or a Vice President in the name of the Corporation all contracts of the Corporation and affix the seal of the Corporation thereto; he may affix and attest the seal of the Corporation to such instruments and documents as may be properly executed by the Corporation; and he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the Corporation during ordinary business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

Section 16.   Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the officer’s absence, refusal or inability to act.

Article VII

Indemnification of Directors,
Officers, Employees and Agents

Section 1.   Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.   Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as

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a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 3.   Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VII is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.   Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.   Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.   Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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Article VIII

Capital Stock

Section 1.   Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with statutory provisions and the Certificate of Incorporation, as shall be approved by the Board of Directors. The President or a Vice President shall cause to be issued to each stockholder one or more certificates under the seal of the Corporation and signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any or all of the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors or the Executive Committee may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the officer, transfer agent or registrar who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

Section 2.   Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.   Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.   Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may fix, in advance, a date as record date for any such determination of stockholders, such date in any case not to be more than sixty (60) days (unless a shorter period is provided for in the Certificate of Incorporation) and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or either (a) to notice of or to vote at a meeting of stockholders or (b) to receive payment of a dividend, the close of business on the day next preceding the date on which the notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

Section 5.   Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.   Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.   Lost or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and

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each transfer agent against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

Article IX

Miscellaneous Provisions

Section 1.   Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as shall be established by the Board of Directors from time to time.

Section 2.   Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 3.   Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4.   Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President, the Vice Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Article X

Amendments

As provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal such bylaws as adopted, altered or amended by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors.

Amendment No. 1 herein:   Article III Section 2.   Classes of Directors and Term of Office, October 26, 1984.

Amendment No. 2 herein:   Article II Section 4.   Annual Meetings; Election of Directors, July 26, 1985.

Amendment No. 3 herein:   Article V Section 1.   Executive Committee and Other Committees, June 30, 1986.

Amendment No. 4 herein:   Article VII (in entirety) Indemnification of Directors, Officers, Employees and Agents, April 23, 1987.

Amendment No. 5 herein:   Article III Section 2.   Classes of Directors and Term of Office, October 23, 1987.

Amendment No. 6 herein:   Article III Section 2.   Classes of Directors and Term of Office, April 28, 1989.

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Amendment No. 7 herein:   Article III Section 2.   Classes of Directors and Term of Office, January 25, 1990.

Amendment No. 8 herein:   Article II Section 5.   Special Meetings, February 25, 1992.

Amendment No. 9 herein:   Article III Section 2.   Classes of Directors and Term of Office, April 24, 1992.

Amendment No. 10 herein:   Article II Section 3.   Quorum and Section 6. Voting; Elections; Inspectors; Votes by Ballot, December 21, 1992.

Amendment No. 11 herein:   Article III Section 2.   Classes of Directors and Term of Office, April 23, 1993.

Amendment No. 12 herein:   Article III Section 2.   Classes of Directors and Term of Office, April 26, 1996.

Amendment No. 13 herein:   Article III Section 1.         Number, Qualifications and Nominations, September 1, 1996.

Amendment No. 14 herein:   Article III Section 2.         Classes of Directors and Term of Office, April 25, 1997

Amendment No. 15 herein:   Article III Section 2.         Classes of Directors and Term of Office, January 22, 1998

Amendment No. 16 herein:   Article III Section 2.         Classes of Directors and Term of Office, July 14, 1998

Amendment No. 17 herein:   Article III Section 2.         Classes of Directors and Term of Office, April 28, 2000

Amendment No. 18 herein:   Article III Section 2.         Classes of Directors and Term of Office, April 27, 2001

Amendment No. 19 herein:   Multiple Articles and Sections therein (initial phase of CEO succession) August 1, 2002

Amendment No. 20 herein:   Multiple Articles and Sections therein (concluding phase of CEO succession) May 1, 2003

Amendment No. 21 herein:   Article III Section 2.         Classes of Directors and Term of Office, April 23, 2004

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